UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2007

AutoNation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida		33301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 769-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2007, Edward S. Lampert, who has served as a director of AutoNation, Inc. ("the Company") since 2002, informed the Company that he will not stand for re-election to the Board of Directors (the "Board") of the Company at the Company’s 2007 Annual Meeting of Stockholders (the "2007 Annual Meeting") in order to devote more time to his duties as Chairman and Chief Executive Officer of ESL Investments, Inc. and Chairman of Sears Holdings Corporation. Mr. Lampert will continue to serve as a member of the Board and as Chair of the Board’s Compensation Committee until the 2007 Annual Meeting.

A copy of a press release issued by the Company announcing Mr. Lampert’s decision to not stand for re-election to the Board at the 2007 Annual Meeting is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 26, 2007 issued by AutoNation, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.

March 26, 2007	By:	/s/ Jonathan P. Ferrando

Name: Jonathan P. Ferrando
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 26, 2007 issued by AutoNation, Inc.